UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2005

WELLCHOICE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31513	71-0901607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 West 42nd Street New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 476-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-1 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

WellChoice, Inc. (the “Company” or “we”) is a party to license agreements with the Blue Cross Blue Shield Association or the BCBSA, an association of independent Blue Cross Blue Shield plans, which entitle us to use one or both of the Blue Cross and Blue Shield names and marks in the 28 easternmost counties of the State of New York.

As a licensee, we are subject to the terms and conditions of the license agreements with the BCBSA as well as membership standards and other rules adopted from time to time by the BCBSA. On June 16, 2005, the BCBSA adopted changes to its Membership Standards and License Agreements with its independent plans, including WellChoice. Specifically, the BCBSA adopted the following requirements:

•	Mandated that at least two thirds of the “health revenue” of a Blue Cross Blue Shield Plan, on a national basis, must be attributable to services and products branded with the Blue Cross and Blue Shield marks. Previously, at least 80% of health revenues within a plan’s licensed territory had to be branded, but there were no restrictions on a plan outside of its licensed territory.

•	Expanded the definition of “health revenue” to include revenue from the delivery of medical services and the sale of health care products, in addition to the revenue from health insurance premiums, administrative service fees (and claims paid for self-funded business) and the delivery of hospital services. Health care products is defined to include all tangible health related goods that a plan may cover in its insurance business, including pharmaceuticals, biologics, and medical equipment and devices.

Historically, substantially all of our health revenue has been derived from our Blue branded business. While the new requirements should not have any material impact on our organic growth, they could impact our ability to make acquisitions of non-Blue branded business. Based upon our 2004 “health revenue” of $9.5 billion (almost all of which constituted health revenue from branded business), the amount of annual health revenue derived from non-Blue branded business could not exceed $4.7 billion if we desired to continue to retain our rights to the Blue Cross and Blue Shield names and marks.

In addition, at the same meeting, BCBSA also increased the “re-establishment fee” that a Plan licensed by the BCBSA must pay to BCBSA in the event its license agreement with BCBSA is terminated (with limited exceptions) from $25 per member to $80 per member for 2005. Thus, to the extent WellChoice’s license agreements with BCBSA were terminated before the end of 2005, it would be required to pay approximately $400 million to BCBSA, based upon our approximately 5.0 million members. The new provisions also provide for annual inflation adjustments to this amount starting January 1, 2006. In addition to other reasons that a non-Blue plan may be disinclined to acquire a Blue plan with the intent of terminating the plan’s license with the BCBSA, such as the potential loss of business, the increase in the re-establishment fee will make it more expensive for a non-Blue plan to acquire a Blue plan and terminate the license.

2

Item 8.01. Other Events

Consumers Union of U.S., Inc. et. al. By opinion dated June 20, 2005, the New York State Court of Appeals concluded that the plaintiffs’ allegations in this action are legally insufficient to support any cognizable cause of action and accordingly granted the defendants’ motion to dismiss the amended complaint (which had alleged that the Conversion Legislation violated the State Constitution on the ground that it is a local law granting an exclusive privilege, immunity and/or franchise), and otherwise affirmed the Appellate Division’s order affirming the dismissal of all other causes of action.

***

On August 20, 2002, Consumers Union of U.S., Inc., the New York Statewide Senior Action Council and several other groups and individuals filed a lawsuit in New York Supreme Court challenging Chapter One of the New York Laws of 2002, which we refer to as the Conversion Legislation, on several constitutional grounds, including that it impaired the plaintiffs’ contractual rights, impaired the plaintiffs’ property rights without due process of law, and constituted an unreasonable taking of property. In addition, the lawsuit alleged that Empire HealthChoice, Inc, or HealthChoice, violated Section 510 of the New York Not-For-Profit Corporation Law and that the directors of HealthChoice breached their fiduciary duties, among other things, in approving HealthChoice’s 2002 plan of conversion. On September 20, 2002, we responded to this complaint by moving to dismiss the plaintiffs’ complaint in its entirety on several grounds. On November 6, 2002, pursuant to a motion filed by plaintiffs, the New York Supreme Court issued a temporary restraining order temporarily enjoining and restraining the transfer of the proceeds of the sale of common stock issued in the name of, or on behalf of, The New York Public Asset Fund or The New York Charitable Asset Foundation to the State or any of its agencies or instrumentalities. The court also ordered that such proceeds be deposited in escrow with The Comptroller of the State of New York pending the hearing of the application for a preliminary injunction. The court did not enjoin WellChoice, HealthChoice or the other defendants from completing the conversion or our initial public offering. A court conference was held on November 26, 2002, at which time the motion to dismiss and the motion to convert the temporary restraining order into a preliminary injunction were deemed submitted. On March 6, 2003, the court delivered its decision dated February 28, 2003, in which it dismissed all of the plaintiffs’ claims in the complaint.

However, the February 28, 2003 decision granted two of the plaintiffs, Consumers Union and one other group, leave to replead the complaint to allege that the Conversion Legislation violates the State Constitution on the ground that it is a local law granting an exclusive privilege, immunity and/or franchise to HealthChoice. On April 1, 2003, the remaining plaintiffs filed an amended complaint, asserting the State constitutional claim as suggested in the court’s decision. The amended complaint sought to invalidate the Conversion Legislation and, for the first time, to rescind our initial public offering. On May 28, 2003, the defendants filed motions to dismiss the amended complaint in its entirety, for failure to state a claim. On October 1, 2003, the court dismissed all claims against the individual members of the board of directors of HealthChoice, but denied defendants’ motions to dismiss the amended complaint. In its decision, the court stated that the plaintiffs’ decision to limit their request for preliminary relief in their original complaint to restraining the disposition of the selling stockholders’ proceeds of the initial public offering, but not to block the offering, may affect such ultimate relief as may be granted in the action, but was not a reason to dismiss the amended complaint.

3

The parties appealed the February 28, 2003 and the October 1, 2003 decisions and on May 20, 2004, the New York State Appellate Division, First Department, unanimously upheld the lower court’s decisions on (a) February 28, 2003 to dismiss all of the plaintiffs’ claims in the initial complaint and (b) October 1, 2003 to deny defendants’ motion to dismiss the amended complaint. In addressing the plaintiffs’ allegation that the Conversion Legislation is prohibited by the State Constitution and therefore invalid, the court rejected the defendants’ position that the Conversion Legislation does not fall within the constitutional prohibition. The court stated that the language of the constitutional prohibition, at least facially, provides no support for an exception for the Conversion Legislation.

On June 24, 2004, all parties filed motions before the Appellate Division requesting that the cases be certified for immediate review by the New York State Court of Appeals to determine whether the Appellate Division’s May 20, 2004 decision was proper. On October 12, 2004, the Appellate Division granted these motions. Oral argument before the Court of Appeals was held on April 26, 2005.

By opinion dated June 20, 2005, the Court of Appeals determined that the Appellate Division’s May 20, 2004 was not proper and accordingly modified that order by granting defendants’ motions to dismiss the amended complaint and, as so modified, affirmed the Appellate Division order.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLCHOICE, INC.
(Registrant)

Date: June 20, 2005	By:	/s/ Linda V. Tiano
	Name:	Linda V. Tiano
	Title:	Senior Vice President and
General Counsel

5